UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2010
Date of Report (Date of earliest event reported)

Cadence Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Mississippi	1-15773	64-0694755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Main Street Starkville, Mississippi 39759
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(662) 324-4258

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 21, 2010, Trustmark Corporation, a Mississippi corporation (“Trustmark”) and Cadence Financial Corporation, a Mississippi corporation (“Cadence”), entered into an Agreement and Plan of Reorganization (“Agreement”) pursuant to which Cadence agreed to merge with and into Trustmark (the “Merger”). The Agreement contemplates that Cadence’s wholly-owned banking subsidiary, Cadence Bank N.A., will be merged with and into Trustmark’s wholly-owned banking subsidiary, Trustmark National Bank immediately following the Merger.

Under the terms of the Agreement, Cadence common shareholders will receive 0.096993 shares of Trustmark common stock for each share of Cadence common stock in a tax free exchange.  Trustmark will issue approximately 1,155,104 shares of its common stock for all issued and outstanding common shares of Cadence.  Based upon a price of $20.62 per share of Trustmark, the transaction is valued at approximately $23.8 million, or $2.00 per Cadence common share.  In addition, Trustmark has offered to purchase the $44.0 million of Cadence preferred stock and the associated warrant issued to the U.S. Department of the Treasury ("Treasury") under the Capital Purchase Program for $30.05 million in cash. Treasury has indicated its willingness to agree to sell its Cadence preferred stock and warrant for such cash consideration subject to the entry into definitive documentation acceptable to Treasury in its sole discretion.  Consummation of the Merger is subject to approval by regulatory authorities, approval by the shareholders of Cadence and certain other conditions set forth in the Agreement. The Merger is expected to close no later than the first quarter of 2011.

The Merger Agreement contains (a) customary representations and warranties of Trustmark and Cadence, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of Cadence to conduct its business in the ordinary course until the Merger is completed; (c) covenants of Trustmark to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (d) covenants of Cadence and Trustmark not to take certain actions during such period. Cadence has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Each party’s obligation to consummate the Merger is subject to various conditions, including (a) receipt of the requisite approval of the holders of Cadence common stock, (b) receipt of regulatory approvals, (c) effectiveness of the registration statement to be filed by Trustmark and exchange listing approval, in each case with respect to the Trustmark common stock to be issued in the Merger, (d) the accuracy of the representations and warranties of the other party, (e) compliance of the other party with its covenants in all material respects, and (f) the absence of a material adverse effect of the other party.  In addition, Trustmark's obligation to consummate the Merger is subject to the termination of Cadence's consent order and the completion of Trustmark’s purchase from the U.S. Department of the Treasury of Cadence’s outstanding preferred stock and the associated warrant.

The Agreement contains certain termination rights for Trustmark and Cadence, as the case may be, applicable upon: (i) a final, non-appealable order prohibiting the Merger or disapproval of the Merger by the regulators, (ii) if the Merger has not been completed by March 31, 2011; (iii) a failure of the other party to comply with such party's covenants or a breach of the representations and warranties by the other party that would have a material adverse effect if such noncompliance or breach is not cured within 15 days’ notice of such breach; (iv) if the Cadence Board determines in the exercise of its fiduciary duties, to accept a superior proposal, subject to the payment of a termination fee in the amount of $2 million; or (v) if the Cadence shareholders fail to approve the transaction by the required vote.

The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other party to the Agreement.  The Agreement will be included as an exhibit to an additional report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) on Thursday, September 23, 2010.  The Agreement will be filed only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Trustmark will file a Registration Statement on Form S-4 that will include a proxy statement of Cadence and a prospectus of Trustmark and other relevant documents concerning the proposed Merger with the SEC. Shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to F. Joseph Rein, Jr., Trustmark Corporation, 248 East Capitol Street, Suite 310, Jackson, Mississippi 39201, telephone 601-208-6898 or Richard T. Haston, Cadence Financial Corporation, 301 East Main Street, Starkville, Mississippi 39759; telephone 662-324-4258.  All documents filed with the SEC are also available free of charge at the SEC’s website (www.sec.gov).

FORWARD LOOKING STATEMENTS

This Form 8-K contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Cadence’s and Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on the business, results of operations and financial condition of Cadence and Trustmark. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that relate specifically to the proposed transaction that could cause actual results to differ materially from current expectations of management include, but are not limited to, the failure to obtain the required regulatory or shareholder approvals or failure of any of the other conditions which would result in the transaction not being completed, Cadence's operations may not be integrated successfully into Trustmark's operations or such integration may be more difficult, time-consuming or costly than expected, the expected revenue synergies and cost savings from the transaction may not be fully realized or realized within the expected timeframe, customer and employee relationships and business operations may be disrupted by the transaction, and the ability to complete the transaction on the expected timeframe may be more difficult, time-consuming or costly than expected. In addition, risks that relate to our business that could cause actual results to differ materially from current expectations of management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of mergers, new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism and other risks described in our filings with the Securities and Exchange Commission.

Item 7.01  Regulation FD Disclosure

On September 22, 2010, Cadence issued a press release, attached hereto as Exhibit 99.1, announcing its entry into the Agreement with Trustmark.

Trustmark and Cadence executives will discuss this transaction with analysts via a teleconference and webcast on Thursday, September 23, 2010 at 10:00 a.m. Central Time. Interested parties may listen to the teleconference by dialing 877-317-6789, passcode 444730.  An audio replay of the conference call will be available through Thursday, September 30, 2010 in an archived format by calling 877-344-7529, passcode 444730.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Document Description
99.1	Press release issued on September 22, 2010, entitled “Trustmark Corporation and Cadence Financial Corporation Announce Definitive Merger Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE FINANCIAL CORPORATION
(Registrant)

Date:	September 22, 2010	By:	/s/ Richard T. Haston
Richard T. Haston
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press release issued on September 22, 2010, entitled “Trustmark Corporation and Cadence Financial Corporation Announce Definitive Merger Agreement”